UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On June 15, 2010, InfuSystem Holdings, Inc. (the “Company”) acquired 100% of the issued and outstanding capital stock of First Biomedical, Inc. a Kansas corporation (“First Biomedical”) pursuant to a Stock Purchase Agreement, dated as of the same date, among the Company, the holders of all the issued and outstanding capital stock of First Biomedical and Thomas F. Creal II, as representative for the stockholders of First Biomedical.

Pursuant to the Stock Purchase Agreement, the Company purchased 100% of the capital stock of First Biomedical for $13.25 million in cash, a promissory note in the amount of $750,000 (the “Note”) and the repayment of First Biomedical’s approximately $3.2 million of debt for a total consideration of approximately $17.2 million.

The transaction was financed through a combination of cash on hand, the Note and InfuSystem’s new Credit Facility (as defined below). The Note bears interest at a rate of 5.0% per annum and is repayable in monthly installments over two years. By its terms, it is subordinated to the Company’s obligations under the Credit Facility.

The Stock Purchase Agreement contains customary representations and warranties and covenants. Subject to the terms of an escrow agreement, dated as of June 15, 2010 (the “Escrow Agreement”), $1.2 million of the purchase price was deposited into an escrow account to satisfy any indemnification claims of the Company.

First Biomedical sells, rents, services and repairs new and pre-owned infusion pumps and other medical equipment. First Biomedical also sells a variety of primary and secondary tubing, cassettes, catheters and other disposable items that are utilized in infusion pumps.

Employment Agreements

As a condition of the Stock Purchase Agreement, First Biomedical entered into employment agreements with Thomas F. Creal II, Daniel R. Wassall and Kirsten A. Maher, each dated June 15, 2010. Pursuant to his employment agreement, Mr. Creal will serve as President of First Biomedical and will receive an annual base salary of $250,000, subject to annual increases at the sole discretion of First Biomedical, and a stock incentive bonus of up to 50,000 restricted shares of the Company’s common stock based on the satisfaction of certain 2010 financial performance goals for First Biomedical. Mr. Wassall will serve as Vice President of Operations & Finance and will receive an annual base salary of $180,000, subject to annual increases at the sole discretion of First Biomedical, an annual cash bonus award of $50,000 subject to the satisfaction of certain financial performance goals and a stock incentive bonus of up to 25,000 restricted shares of the Company’s common stock based on the satisfaction of certain 2010 financial performance goals for First Biomedical. Ms. Maher will serve as Sales Manager of First Biomedical and will receive an annual base salary of $20,000, subject to annual increases at the sole discretion of First Biomedical, sales commissions and a stock incentive bonus of up to 25,000 restricted shares of the Company’s common stock based on the satisfaction of certain 2010 financial performance goals for First Biomedical.

Lease Agreements

As a condition of the Stock Purchase Agreement, First Biomedical entered into Lease Agreements with Jan-Mar Building LLC, a Kansas limited liability company (“Jan-Mar”), and CW Investment Group, LLC, a Kansas limited liability company (“CW Investment”). Both lease agreements are for the lease of office space currently utilized by First Biomedical, in each case located in Olathe, Kansas. Jan-Mar is controlled by Thomas F. Creal II. CW Investment is controlled by Daniel Wassall and Thomas F. Creal II. Messrs. Creal and Wassall were stockholders of First Biomedical prior to the Company’s acquisition of First Biomedical pursuant to the Stock Purchase Agreement.

The foregoing summary description of the Stock Purchase Agreement, the Note (the form of which is Exhibit A to the Stock Purchase Agreement), the Escrow Agreement (the form of which is Exhibit B to the Stock Purchase Agreement), the Employment Agreements (the forms of which are Exhibits D-1 and D-2 to the Stock Purchase Agreement) and the Lease Agreements (the forms of which are Exhibits C1, C-2 and C-3 to the Stock Purchase Agreement) are qualified in their entirety by reference to text of the such agreements, copies of which are filed as Exhibit 2.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Credit Facility

On June 15, 2010, the Company, InfuSystem Inc. and First Biomedical (the “Borrowers”) entered into a Credit Facility with Bank of America, N.A. and Keybank National Association (the “Credit Facility”) consisting of a $30 million four year term loan and a $5 million revolving credit facility which matures in 2014. A portion of the proceeds from the new term loan have been used to fund the acquisition of First Biomedical. The remaining portion of the proceeds from the term loan was used to repay all of the outstanding balance of the Company’s debt pursuant to the credit agreement with I-Flow Corporation (“I-Flow”) dated October 25, 2007 (the “Prior Credit Agreement”). The Prior Credit Agreement has been entered into at the time of the Company’s acquisition of InfuSystem Inc. from I-Flow in October 2007, and the loan thereunder financed, in part, such acquisition. Pursuant to an agreement with I-Flow, the Company paid $18,500,000 plus accrued but unpaid interest in full satisfaction of the outstanding principal amount of $19,618,875 and a 1% prepayment premium, for a savings of approximately $1,315,000.

The revolving credit facility was undrawn.

The Borrowers’ obligations under the Credit Facility are secured by a security interest in substantially all assets.

The Credit Facility contains specific financial covenants for maximum leverage ratio, minimum fixed charge coverage ratio and maximum capital expenditures, as well as customary representations and warranties, affirmative covenants, including reporting obligations and negative covenants that, among other things, limit (subject to exceptions) the ability of the Borrowers to:

•	Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues;
•	Make investments;
•	Create, incur, assume or suffer to exist any indebtedness;
•	Merge, dissolve, liquidate, consolidate all or substantially all of its assets;
•	Make any disposition or enter into any agreement to make any disposition; and
•	Declare or make, directly or indirectly, any restricted payment, or incur any obligation (contingent or otherwise) to do so.

The Credit Facility contains customary events of default, including the following (subject to certain notice and grace provisions):

•	Non-payment of principal or interest;
•	Failure to perform covenants;
•	Misleading or incorrect representations and warranties;
•	Cross-default to other debt in excess of $250,000;
•	Certain bankruptcy or insolvency proceedings;
•	Unsatisfied judgments in excess of $250,000;
•	Invalidity of loan documents; and
•	Change of control.

The foregoing summary description of Credit Facility is qualified in its entirety by reference to text of the such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 regarding the completion of the transactions contemplated by the Stock Purchase Agreement is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this report regarding the Credit Facility is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b)

Financial statements and pro forma financial statements, if required, will be filed no later than August 31, 2010 (which is 71 calendar days after this Current Report on Form 8-K is required to be filed).

(d)	Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 15, 2010, between InfuSystem Holdings, Inc. and First Biomedical, Inc.

10.1	Credit Agreement, dated June 15, 2010, among InfuSystem Holdings, Inc., InfuSystem, Inc. and First Biomedical, Inc. and Bank of America, N.A. and Keybank National Association

99.1	Press Release dated June 15, 2010

99.2	Press Release dated June 15, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Sean McDevitt

Sean McDevitt
Chief Executive Officer

Dated: June 18, 2010

Index to Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated June 15, 2010, between InfuSystem Holdings, Inc. and First Biomedical, Inc.

10.1	Credit Agreement, dated June 15, 2010, among InfuSystem Holdings, Inc., InfuSystem, Inc. and First Biomedical, Inc. and Bank of America, N.A. and Keybank National Association

99.1	Press Release dated June 15, 2010

99.2	Press Release dated June 15, 2010